Exhibit 4.3

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of December 31, 2009 (this “Agreement”), by and between AC HoldCo Inc., a Delaware corporation (the “Company”), and the Class A Holders (as defined herein), the Ripplewood Investors (as defined herein), the Thorne Investors (as defined herein) and the Existing Investors (as defined herein) party hereto.

WHEREAS, the Holders are (A) (i) purchasing shares of the Company’s Class A Senior Convertible Preferred Stock (the “Class A Preferred Stock”) pursuant to one or more Purchase Agreements among purchasers of the Class A Preferred Stock and the Company (the “Purchase Agreement”), or (ii) receiving shares of the Company’s Class A Preferred Stock upon conversion of the Company’s Class A Senior Convertible Preferred Units (the “Class A Preferred Units”) (the Holders referred to in subclauses (i) and (ii) above, (the “Class A Holders”)), or (B) receiving shares of the Company’s Class B Senior Convertible Preferred Stock (the “Class B Preferred Stock”) upon the conversion of the Company’s Class B Senior Convertible Preferred Units (the “Class B Preferred Units”) or (C) receiving shares of the Company’s Junior Convertible Preferred Stock (the “Junior Preferred Stock”) upon conversion of the Company’s Junior Convertible Preferred Units (the “Junior Preferred Units”) or (D) existing investors in the Company’s Common Stock.

WHEREAS, earlier on the date hereof, AC HoldCo LLC, a Delaware limited liability company, converted from a Delaware limited liability company into a Delaware corporation pursuant to a merger of AC Holdco LLC into AC Holdco Merger Sub Inc., in which AC Holdco LLC was the surviving entity, and then pursuant to a merger of AC Holdco LLC into AC Holdco Inc., in which AC Holdco Inc. was the surviving entity (the “Corporate Conversion”).

WHEREAS, in the Corporate Conversion, (i) the Class A Preferred Units converted into shares of Class A Preferred Stock on terms that are substantially similar to the terms of the Class A Preferred Units, (ii) the Class B Preferred Units converted into shares of Class B Preferred Stock on terms that are substantially similar to the terms of the Class B Preferred Units and (iii) the Junior Preferred Units converted into shares of Junior Preferred Stock on terms that are substantially similar to the terms of the Junior Preferred Units.

WHEREAS in order to induce the entry into the Purchase Agreement by the Class A Holders thereto, the Company has agreed to provide the registration rights set forth in this Agreement.

WHEREAS, the Company has agreed to provide to the Ripplewood Investors, the Thorne Investors and the Existing Investors certain registration rights, and the Company, the Ripplewood Investors, the Thorne Investors and the Existing Investors desire to agree to provide for and set forth the terms and conditions of such registration rights in this Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, it is agreed as follows:

1. Definitions. (a) Unless otherwise defined herein, the terms below shall have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Affiliate” shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

“Agreement” shall mean this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing.

“Automatic Shelf Registration Statement” has the meaning ascribed to it in Rule 405.

“Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which commercial banks are required or permitted by law to be closed in the City of New York in the State of New York.

“Common Stock” shall mean the Company’s Common Stock as defined in the Certificate of Incorporation.

“Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Demand Registration” shall mean either an S-1 Demand Registration or an S-3 Demand Registration, as the case may be.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

“Existing Investors” shall mean holders of the Company’s Common Stock, Junior Preferred Stock and Class B Preferred Stock party hereto who are not Class A Holders, Ripplewood Investors or Thorne Investors.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc., or any successor entity thereof.

“Holder” shall mean a Person party hereto from time to time that holds Registrable Securities, and any Person holding Registrable Securities to whom the rights under this Agreement have been transferred pursuant to Section 13(e) hereof.

“IPO” shall mean the initial public offering of the common equity of the Company, or any successor-in-interest to the Company, whether such offering is a primary offering, a secondary offering or a combination of the two, pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act.

“Person” shall mean any individual, corporation, partnership, joint venture, firm, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.

“Registration Rights Period” means for purposes of the registration rights granted under Section 2 and Section 3 hereof, (a) with respect to the Class A Holders, the period commencing on such date that is 180 days after the closing date of an IPO and ending on the eighteen-month anniversary of such closing date (or such time as a customary “lockup” agreement with the underwriters of the IPO for such period as the Company and the Company’s underwriters may agree in connection with such offering shall have terminated), and (b) with respect to the Ripplewood Investors, the Thorne Investors and the Existing Investors, the period commencing on such date that is 180 days after the closing date of an IPO (or such time as a customary “lockup” agreement with the underwriters of the IPO for such period as the Company and the Company’s underwriters may agree in connection with such offering shall have terminated).

“Registrable Securities” shall mean:

(a) (i) all Securities held by the Holders as of the date hereof and (ii) all Securities issued to the Holders in respect of any shares of Senior Preferred Stock, Junior Preferred Stock and Common Stock held by the Holders as of the date hereof and

(b) any Securities issuable or issued or distributed in respect of any of the Securities identified in clause (a) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise.

For purposes of this Agreement, (i) Securities shall cease to be Registrable Securities when (x) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (y) solely in the case of Registrable Securities not held by affiliates of the Company, such Registrable Securities are held by and are freely transferable by Holders that are not affiliates of the Issuer in accordance with Rule 144 (or any similar provision then in force) under the Securities Act or otherwise where no conditions of Rule 144 are then applicable (other than the holding period requirement in paragraph (d)(1)(ii) of Rule 144, so long as such holding period requirement is satisfied), or (z) such Registrable Securities have ceased to be outstanding.

“Registration Statement” shall mean the Demand Registration Statement, the Piggy-Back Registration Statement and/or the Shelf Registration Statement, as the case may be.

“Requisite Class A Holders” shall mean: (a) with respect to an S-1 Demand Registration, if the Class A Holders, taken together, held at least $50 million aggregate initial stated capital of the Class A Preferred Stock at the time the offering of Class A Preferred Stock contemplated by the Purchase Agreement was completed (the “Closing”), then the Class A Holders holding a majority of the Securities into or for which the Class A Preferred Stock issued at the Closing were convertible or exchangeable, and (b) with respect to an S-3 Demand Registration, the Class A Holders holding at least 30% of the Securities into or for which the Class A Preferred Stock issued to the Class A Holders at the Closing were convertible or exchangeable.

“Requisite Ripplewood Holders” shall mean (a) with respect to an S-1 Demand Registration, the Ripplewood Investors holding a majority of the Securities held by the Ripplewood Investors upon the closing of an IPO (after giving effect to the closing of any overallotment option exercise), and (b) with respect to an S-3 Demand Registration, the Ripplewood Investors holding at least 20% of the Securities held by the Ripplewood Investors upon the closing of an IPO (after giving effect to the closing of any overallotment option exercise).

“Requisite Thorne Holders” shall mean (a) with respect to an S-1 Demand Registration, the Persons constituting Thorne holding a majority of the Securities held by Thorne upon the closing of an IPO (after giving effect to the closing of any overallotment option exercise), and (b) with respect to an S-3 Demand Registration, the Persons constituting Thorne holding at least 20% of the Securities held by Thorne upon the closing of an IPO (after giving effect to the closing of any overallotment option exercise). For the avoidance of doubt, any Demand Registration requested by the Requisite Thorne Holders pursuant to Section 2(a) hereof shall be deemed to constitute a request for a Demand Registration made all of the Thorne Investors.

“Ripplewood” shall have the meaning ascribed to it in the Stockholders’ Agreement (as the same may be further amended, supplemented, modified or restated from time to time).

“Ripplewood Investors” shall mean any entity constituting Ripplewood party to this Agreement.

“Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Securities” shall mean the Common Stock or the shares of common stock or other common equity security into which the Senior Preferred Stock, the Junior Preferred Stock and the Common Stock are converted or exchanged.

“Securities Act” shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

“SEC” shall mean the Securities and Exchange Commission, or any successor thereto.

“Senior Preferred Stock” shall mean, collectively, the Class A Preferred Stock and the Class B Preferred Stock.

“Stockholders’ Agreement” shall mean the Stockholders’ Agreement, dated as of December 31, 2009, among the Company and the stockholders of the Company.

“Thorne”, the “Thorne Affiliates” and the “Thorne Bridge Investors” shall each have the meanings ascribed to them in the Company’s Stockholders’ Agreement (as the same may be further amended, supplemented, modified or restated from time to time).

“Thorne Investors” shall mean, collectively, those of Thorne, the Thorne Affiliates and the Thorne Bridge Investors who are party to this Agreement.

(b) The following terms have the meanings set forth in the Section set forth opposite such term:

Term	Section
Blackout Notice	4
Blackout Period	4
Demand Holder	2(a)
Class A Preferred Stock	Recitals
Class A Preferred Units	Recitals
Class B Preferred Stock	Recitals

Class B Preferred Units	Recitals
Company	Recitals
Corporate Conversion	Recitals
Demand Registration Statement	2(b)
Indemnified Party	9(d)
Indemnifying Party	9(d)
Junior Preferred Stock	Recitals
Junior Preferred Units	Recitals
Maximum Number of Securities	2(c)
Participating Demand Holders	2(b)
Participating Piggy-Back Holders	3(b)
Piggy-Back Registration	3(a)
Piggy-Back Registration Statement	3(a)
Purchase Agreement	Recitals
S-1 Demand Registration	2(a)
S-3 Demand Registration	2(a)
Shelf Registration	2(d)
Shelf Registration Statement	2(d)
Suspension Notice	5(j)(v)

2. Demand Registration.

(a) During the Registration Rights Period, the Requisite Class A Holders, the Requisite Ripplewood Holders or the Requisite Thorne Holders (those of the foregoing providing a request pursuant to this Section 2(a), the “Demand Holders”) may (i) provide a written request to the Company requesting that the Company effect a registration (an “S-1 Demand Registration”) under the Securities Act on Form S-1 (or successor form, or, at the Company’s option, Form S-3 (or successor form) if the Company then meets the requirements for use of Form S-3) covering all or part of the Registrable Securities held by such requesting Demand Holder, which specifies the intended method or methods of disposition thereof, and (ii) if the Company then meets the requirements for use of Form S-3 (or successor form) under the Securities Act for registration of a secondary offering of equity securities, provide a written request to the Company requesting that the Company effect a registration (an “S-3 Demand Registration”) under the Securities Act on Form S-3 (or successor form) covering all or part of the Registrable Securities held by such requesting Demand Holders, which specifies the intended method or methods of disposition thereof.

(b) After receipt of a written request relating to a Demand Registration pursuant to Section 2(a) above, the Company shall promptly notify the other Holders in writing of the receipt of such request and each such Holder may elect (by written notice sent to the Company within ten (10) Business Days from the date of such Holder’s receipt of the aforementioned notice from the Company) to have all or part of such

Holder’s Registrable Securities included in such registration thereof pursuant to this Section 2, and such Holder shall specify in such notice the number of Registrable Securities that such Holder elects to include in such registration. Thereupon the Company shall, as soon as is reasonably practicable, but in any event no later than thirty (30) Business Days (excluding any days which occur during a permitted Blackout Period under Section 4 below) after receipt of a written request for a Demand Registration, file with the SEC and use its reasonable efforts to cause to be declared effective, a registration statement (a “Demand Registration Statement”), which shall be on Form S-1 (in the case of an S-1 Demand Registration) or Form S-3 (in the case of an S-3 Demand Registration), relating to all shares of Registrable Securities which the Company has been so requested to register by such Holders (“Participating Demand Holders”) for the disposition of the Registrable Securities included in such request, provided, however, that in the case of an S-3 Demand Registration, the Company shall have no obligation to file a Demand Registration Statement with the SEC unless the aggregate value of the Registrable Securities requested to be registered are at least $15.0 million, based on the closing trading price of the Securities on the date the demand to file such Demand Registration Statement is made.

(c) If the Demand Holders holding a majority of the Registrable Securities requested by such Demand Holders to be registered in a Demand Registration relating to a public offering so request that the offering be underwritten with a managing underwriter selected in the manner set forth in Section 12 below, and such managing underwriter of such Demand Registration advises the Company in writing that, in its opinion, the number of securities to be included in such offering is greater than the total number of securities which can be sold therein without having a material adverse effect on the distribution of such securities or otherwise having a material adverse effect on the marketability thereof (the “Maximum Number of Securities”), then the Company shall include in such Demand Registration the Registrable Securities that the Participating Demand Holders have requested to be registered thereunder only to the extent the number of such Registrable Securities does not exceed the Maximum Number of Securities. If such amount exceeds the Maximum Number of Securities, the number of Registrable Securities in such Demand Registration shall include the Registrable Securities such Participating Demand Holder(s) proposes to register, in an amount to be allocated among such Participating Demand Holders on a pro rata basis (based on the number of Registrable Securities held by each Participating Demand Holder). If the amount of such Registrable Securities does not exceed the Maximum Number of Securities, the Company may include in such Registration any other Securities of the Company and other securities held by other security holders of the Company, as the Company may in its discretion determine, in an amount which together with the Registrable Securities included in such Demand Registration shall not exceed the Maximum Number of Securities.

(d) If specified in the request relating to an S-3 Demand Registration, the Demand Registration Statement relating to such S-3 Demand Registration shall be required to be in an appropriate form under the Securities Act (a “Shelf Registration Statement”) relating to any or all of the Registrable Securities in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (the “Shelf Registration”). Each Shelf Registration Statement that is filed on Form S-3 shall be designated by the Company as an Automatic Shelf Registration Statement if the Company is then eligible to file an Automatic Shelf Registration Statement on Form S-3 for the purposes contemplated by this Agreement.

(e) (i) Class A Holders shall be entitled to an aggregate of one S-1 Demand Registration and one S-3 Demand Registration pursuant to this Section 2, (ii) the Ripplewood Investors shall be entitled to an aggregate of three Demand Registrations (which may take the form of any combination of S-1 Demand Registrations and S-3 Demand Registrations) pursuant to this Section 2, and (iii) the Thorne Investors shall be entitled to an aggregate of three Demand Registrations (which may take the form of any combination of S-1 Demand Registrations and S-3 Demand Registrations) pursuant to this Section 2 (each, a “Demand for Registration”); provided, that a registration requested pursuant to this Section 2 shall not be deemed to have been effected for purposes of this Section 2(e) unless (1) it has been declared effective by the Commission, (2) it has remained effective for the period set forth in Section 5(a), and (3) the offering of Registrable Securities pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the SEC (other than any such stop order, injunction, or other requirement of the SEC prompted by an act or omission of any of the Participating Demand Holders of Registrable Securities). For the avoidance of doubt, the Existing Investors shall not be entitled to request any Demand Registration hereunder but shall be entitled to participate as set forth in Section 2(b).

(f) Notwithstanding anything to the contrary contained herein, the Company shall not be required to prepare and file (i) more than two (2) Demand Registration Statements in any twelve-month period, or (ii) any Demand Registration Statement within 180 days following the date of effectiveness of any other Registration Statement.

(g) Participating Demand Holders holding a majority of the Registrable Securities to be included in a Demand Registration Statement to be filed pursuant to this Section 2 may, at any time prior to the effective date of the Demand Registration Statement relating to such registration, revoke such request by providing a written notice to the Company revoking such request. If a Demand Registration Statement is so revoked, the withdrawing Participating Demand Holders requesting that Registrable Securities be included in such Demand Registration Statement shall reimburse the Company for all of the expenses incurred by the Company set forth in Section 7 with respect to such Demand Registration Statement, unless such Participating

Demand Holders elect in writing that with respect to such revoked Demand Registration Statement, the Company shall be deemed to have effected a registration pursuant to this Section 2 and such registration shall count toward the number of Demand Registrations permitted under this Section 2, in which case the Company and not any Participating Demand Holders, shall bear such expenses. Notwithstanding the foregoing, the Participating Demand Holders may revoke a Demand Registration Statement relating to an underwritten offering pursuant to this Section 2(g) without being required to reimburse the Company for any of the expenses incurred by the Company set forth in Section 7 with respect to such Demand Registration Statement and without such registration counting toward the number of Demand Registrations permitted under this Section 2, if such revocation occurs during a Blackout Period that has continued for at least (i) 10 days, if such Blackout Period is declared after the underwritten public offering has begun to be actively marketed to prospective purchasers (e.g., the “roadshow” with respect to such underwritten offering has commenced), or (ii) 60 days.

3. Piggy-Back Registration.

(a) If the Company proposes to file on its behalf and/or on behalf of any holder of its securities (other than pursuant to Section 2) a registration statement under the Securities Act on any form (other than a registration statement relating to an IPO or on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) (a “Piggy-Back Registration Statement”) for the registration of common stock or other common equity securities or preferred stock that is convertible to common stock (a “Piggy-Back Registration”), it will give written notice to all Holders within twenty (20) days of the Company’s decision to proceed with, or its receipt of the notice requiring it to effect such, Piggy-Back Registration, which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company. The notice shall offer to include in such filing the aggregate number of shares of Registrable Securities as such Holders may request.

(b) Each Holder desiring to have Registrable Securities registered under this Section 3 (“Participating Piggy-Back Holders”) shall advise the Company in writing within ten (10) days after the date of receipt of such offer from the Company, setting forth the amount of such Registrable Securities for which registration is requested. The Company shall thereupon include in such filing the number or amount of Registrable Securities for which registration is so requested, subject to paragraph (c) below, and shall use its reasonable efforts to effect registration of such Registrable Securities under the Securities Act.

(c) If the Piggy-Back Registration relates to an underwritten public offering and the managing underwriter of such proposed public offering advises in writing that, in its opinion, the amount of Registrable Securities requested to be included in the Piggy-Back Registration in addition to the securities being registered by the Company would be greater than the Maximum Number of Securities (having the same meaning as defined in Section 2 but replacing the term “Demand Registration” with “Piggy-Back Registration”), then:

(i) in the event Company initiated the Piggy-Back Registration, the Company shall include in such Piggy-Back Registration first, the securities the Company proposes to register and second, the securities of all other selling security holders, including the Participating Piggy-Back Holders, to be included in such Piggy-Back Registration in an amount which together with the securities the Company proposes to register, shall not exceed the Maximum Number of Securities, such amount to be allocated among such selling security holders on a pro rata basis (based on the number of securities of the Company held by each such selling security holder);

(ii) in the event any holder of Securities (other than any Holder) of the Company initiated the Piggy-Back Registration, the Company shall include in such Piggy-Back Registration first, the securities of all selling security holders (including Participating Piggy-Back Holders) that such selling security holders propose to register, in an amount that shall not exceed the Maximum Number of Securities, such amount to be allocated among such selling security holders on a pro rata basis (based on the number of securities of the Company held by each such selling security holder) and second, any securities the Company proposes to register, in an amount which together with the securities the initiating security holder and the other selling security holders propose to register, shall not exceed the Maximum Number of Securities;

(d) The Company will not hereafter enter into any agreement that is inconsistent with the rights of priority provided in paragraph (c) above.

(e) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 prior to the effectiveness of such Piggy-Back Registration Statement whether or not any Holder has elected to include Registrable Securities in such Registration Statement. Nothing in this Section 3 shall create any liability on the part of the Company to any Holder if for any reason the Company shall decide not to file, or to delay the filing of, a Registration Statement proposed to be filed under Section 3(a) or to withdraw such Registration Statement subsequent to its filing, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise, provided, however, that the Company shall not be relieved of its obligation to pay the expenses set forth in Section 7 hereof in connection with any such filing or proposed filing.

4. Blackout Periods. The Company shall have the right to delay the filing or effectiveness of a Registration Statement required pursuant to Sections 2 or 3 hereof during periods of up to 90 days each, aggregating to not more than 120 days in any twelve-month period (each a “Blackout Period”) in the event that, in the reasonable good faith judgment of the Company’s Board of Directors (or an authorized committee thereof), there is a reasonable likelihood that the registration and distribution of Registrable Securities, (i) would materially affect or interfere with any financing, registration of securities, acquisition, merger, disposition of assets (not in the ordinary course of business), corporate reorganization or other significant transaction in which the Company is engaged or in respect of which the Company proposes to engage in discussions or negotiations with respect to, or has proposed or taken a substantial step to commence, (ii) there is an event or state of facts relating to the Company which is material to the Company the disclosure of which would, in the reasonable good faith judgment of the Company be adverse to its interests; provided, however, that the Company shall delay during such Blackout Period the filing or effectiveness of any Registration Statement required pursuant to the registration rights of the holders of any Securities of the Company. The Company shall promptly give the Holders written notice (a “Blackout Notice”) of the commencement and the termination of any Blackout Period. The Company shall have no obligation to include in any such notice any reference to or description of the facts based upon which the Company is delivering such notice.

5. Registration Procedures. If the Company is required by the provisions of Section 2 or 3 to use its reasonable best efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as possible:

(a) prepare and file with the SEC a Registration Statement with respect to such securities and use its reasonable best efforts to cause such Registration Statement promptly to become and remain effective until (i) with respect to an underwritten offering, the earlier of the date that each underwriter has completed the distribution of the Registrable Securities acquired by it and 30 days after the effectiveness date of the applicable Registration Statement, and (ii) with respect to a Shelf Registration Statement, the earlier of the date that the selling Holders shall have disposed of all Registrable Securities covered by such Registration Statement and 150 days after the effectiveness date of the applicable Registration Statement); provided, however, that upon request of a Holder, before filing such registration statement or any amendments thereto (for purposes of this subsection, amendments shall not be deemed to include any filing that the Company is required to make pursuant to the Exchange Act), the Company shall furnish the representatives of the Holders referred to in Section 5(m) copies of all documents proposed to be filed. The Company shall not be deemed to have used its reasonable efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in the Holders of such Registrable Securities not being able to sell such Registrable Securities during that period, unless such action is required under applicable law;

(b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the applicable date set forth in Section 5(a);

(c) furnish to each Holder, without charge, one conformed copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those, if any, incorporated by reference);

(d) during the period during which the Company is required to keep the Registration Statement effective pursuant to Section 5(a) this Agreement, deliver to each Holder, in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, as many copies of the Prospectus relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Holder may reasonably request; and the Company hereby consents (except during such periods that a Blackout Notice or Suspension Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein in accordance with applicable law;

(e) use its reasonable best efforts to register or qualify the Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States as each Holder of such Registrable Securities (or in the case of an underwritten registration, the managing underwriter(s) of such public offering) shall reasonably request in writing, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder (provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or as a dealer in securities, subject itself to taxation in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (e) be obligated to do so;

(f) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Section 2 or 3, if the method of distribution is by means of an underwriting, on the date that the shares of Registrable Securities are delivered to the underwriters for sale pursuant to such registration, (i) an opinion of counsel to the Company addressed to the underwriter(s) of such offering of

Registrable Securities, covering the matters customarily covered in opinions requested in connection with underwritten firm commitment offerings, and (ii) “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to the underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten firm commitment offerings;

(g) enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

(h) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make earnings statements satisfying the provisions of Section 11(a) of the Securities Act generally available to the Holders no later than 45 days after the end of any twelve-month period (or 90 days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an underwritten public offering, or (ii) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said twelve-month periods;

(i) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by the Company are listed or traded or, if none are so listed or traded, then on a national securities exchange;

(j) give written notice to the Holders:

(i) when any Registration Statement, Prospectus, prospectus supplement, or any amendment or supplement thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has been declared or otherwise become effective;

(ii) of any request by the SEC or any state securities authority for amendments or supplements to such Registration Statement or the related Prospectus or for additional information;

(iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose;

(iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the common stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v) of the happening of, but not the details concerning, any event or the existence of any fact as a result of which a Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (which notice shall be accompanied by an instruction to suspend use of the Prospectus until the actions specified in Section 5(l) have been taken (a “Suspension Notice”)); or

(vi) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate.

(k) use its reasonable efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of such Registration Statement at the earliest possible time and provide immediate notice to each Holder of the withdrawal of any such order;

(l) upon the occurrence of any event contemplated by Section 5(i)(v) above, promptly prepare a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or file any other required document so that, as thereafter delivered to the Holders, such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, in the case of a post-effective amendment to a Registration Statement, use its reasonable best efforts to cause it to be declared effective as promptly as is practicable. If the Company delivers a Suspension Notice to the Holders in accordance with Section 5(j)(v) above, then the Holders shall suspend use of such Prospectus and use their reasonable efforts to return to the Company all copies of such Prospectus other than permanent file copies then in such Holder’s possession, and the period of effectiveness of such

Registration Statement provided for above shall be extended by the number of days from and including the date of the giving of such notice to the date Holders shall have received such amended or supplemented prospectus pursuant to this Section 5(l);

(m) if requested in writing in connection with a disposition of Registrable Securities pursuant to an underwritten offering, make reasonably available for inspection by the representatives of the Holders, the underwriter(s) participating in the disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by such representatives or such underwriter(s) all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors and employees to supply all relevant information reasonably requested by such representative or any such underwriter, attorney, accountant or agent in connection with the underwritten offering, in each case as is customary for similar “due diligence” examinations; provided that such persons shall first agree in writing with the Company that any non-public information shall be used solely for the purposes of satisfying “due diligence” obligations under the Securities Act and exercising rights under this Agreement and shall be kept confidential by such persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Registration Statement or the use of any prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement. Any person legally compelled to disclose any such confidential information made available for inspection shall (provided that such is legally permitted) give the Company prompt written notice and reasonably cooperate with the Company to obtain a protective order, confidential treatment or other remedy and, in the absence of a protective order, such person shall take such actions as reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interest of the Holder;

(n) in the case of an underwritten offering only, use its reasonable best efforts (taking into account the needs of the Company’s business) to make available the executive officers of the Company to participate with the Participating Demand Holders and any underwriters in any “road shows” or other selling efforts that may be reasonably requested by such underwriters, in all respects in a manner consistent with other new issuances of securities in an offering of a similar size to such offering of the Registrable Securities;

(o) cooperate and assist in any filings required to be made with FINRA;

(p) cooperate with each Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold or to be sold pursuant to a Registration Statement, which certificates shall not bear any restrictive legends, and cause such Registrable Securities to be registered in such names as such Holder may request in writing at least three Business Days prior to any sale of such Registrable Securities;

(q) use reasonable efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or the underwriters; and

(r) take such other actions and deliver such other documents and instruments as may be reasonably necessary to facilitate the registration and disposition of Registrable Securities as contemplated hereby.

6. Holder’s Obligations.

(a) Each Holder agrees, severally and not jointly, by acquisition of the Registrable Securities, that no Holder shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with such information regarding the Securities held by such Holder and its plan or distribution thereof as the Company shall reasonably request and as shall be required by applicable law in connection with the action taken by the Company. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered in writing by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

(b) Upon receipt of any Blackout Notice or Suspension Notice, each Holder agrees not to sell any Registrable Securities pursuant to any Registration Statement until such Holder’s receipt of copies of the supplemented or amended Prospectus provided for in Section 5(l), or until it is advised in writing by the Company that the Prospectus may be used.

7. Expenses. All expenses incurred in connection with each registration pursuant to Sections 2 and 3 of this Agreement, excluding underwriters’ discounts and commissions, but including without limitation all registration, filing and qualification fees, word processing, duplicating, printers’ and accounting fees (including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance), fees with respect to filings required to be made with FINRA, listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws, fees and disbursements of counsel for the Company and the reasonable and customary fees and disbursements of one counsel, designated by Participating Demand Holders holding a majority of Registrable Securities requested by such Participating Demand Holders to be registered in such registration, to act as counsel for the selling security holders, shall be paid by the Company. Notwithstanding the foregoing, the Holders shall bear and pay the (i) underwriting commissions and discounts applicable to securities offered for their account in connection with any registrations, filings and qualifications made pursuant to this Agreement and (ii) any fees and expenses incurred in respect of counsel or other advisors to the Holders, other than the counsel specifically referred to above.

8. Rule 144 Information. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(iii) furnish to each Holder of Registrable Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any Registrable Securities without registration.

9. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless each Holder, such Holder’s directors, officers, employees and agents, each person who participates in the offering of such Registrable Securities, including underwriters (as defined in the Securities Act), and each person, if any, who controls such Holder or participating person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) are caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, and shall reimburse each such Holder, such Holder’s directors, officers, employees and agents and such participating person or controlling person for any legal or other expenses reasonably incurred by them (but not in excess of expenses incurred in respect of one counsel for all of them) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any Holder, such Holder’s directors and officers, participating person or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such Registration Statement, preliminary prospectus, Prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, such Holder’s directors and officers, participating person or controlling person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder, such Holder’s directors and officers, participating person or controlling person, and shall survive the transfer of such securities by such Holder.

(b) Each Holder requesting or joining in a registration severally and not jointly shall indemnify and hold harmless the Company, each of its directors, officers, employees and agents, each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each agent and any underwriter for the Company (within the meaning of the Securities Act) to the same extent as the foregoing indemnity from the Company to such Holder, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary prospectus, Prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; provided, however, that that the liability of each Holder hereunder shall be limited to the aggregate net proceeds received by such Holder in connection with any such registration under the Securities Act.

(c) If the indemnification provided for in this Section 9 from the indemnifying party is unavailable for any reason to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(d) Any Person entitled to indemnification hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder unless such failure is materially prejudicial to the Indemnifying Party. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees in writing to pay the same, (ii) the Indemnifying Party shall have failed to assume the defense of such action and employ counsel reasonably satisfactory to such Indemnified Party within ten (10) business days after receiving notice from such Indemnified Party that the Indemnified Party believes it has failed to do so, or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either (A) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there are one or more legal defenses available to it which are substantially different from or additional to those available to the Indemnifying Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party, in defense of any such action, suit, proceeding or investigation, shall, except with the written consent of each Indemnified Party, consent to the entry of any judgment or entry into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such action, suit, proceeding or investigation to the extent such liability is covered by the indemnity obligations set forth in this Section 9.

(e) The agreements contained in this Section 9 shall survive the completion of any offering of Registrable Securities in a Registration Statement pursuant to this Agreement.

10. Certain Additional Limitations on Registration Rights. Notwithstanding the other provisions of this Agreement, the Company shall not be obligated to register the Registrable Securities of any Holder (i) if such Holder or any underwriter of such Registrable Securities shall fail to furnish to the Company necessary information in respect of the distribution of such Registrable Securities, or (ii) if such registration involves an underwritten offering, such Registrable Securities are not included in such underwritten offering on the same terms and conditions as shall be applicable to the other Securities being sold through underwriters in the registration or such Holder fails to enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwritten offering. In addition, in connection with an underwritten offering, each Holder that participates in such offering agrees not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act and to enter into a customary lock-up agreement with the managing underwriter for an offering, during the 180-day period beginning on the effective date of any Demand Registration Statement (initiated by a Holder) or Piggy-Back Registration Statement or other underwritten offering (initiated by the Company) (except as part of such registration), and the Company agrees to use its reasonable best efforts to cause its directors and executive officers to enter into a customary lock-up agreement of the same term, in each case if and to the extent requested by the managing underwriter(s) for such offering.

11. No Inconsistent Agreements. The Company will not hereafter enter into any agreement that is inconsistent in any material respects with the rights granted to the Holders in this Agreement.

12. Selection of Managing Underwriters. In the event the Participating Demand Holders (other than the Ripplewood Investors and Thorne Investors) have requested an underwritten offering, the underwriter or underwriters shall be selected by the Company. In the event the Requisite Ripplewood Investors and Requisite Thorne Investors have requested an underwritten offering, the underwriter or underwriters shall be jointly selected by the Requisite Ripplewood Investors and the Requisite Thorne Investors after consultation with the Company and shall be approved by the Company, which approval shall not be unreasonably withheld or delayed. In the event either the Requisite Ripplewood Investors or the Requisite Thorne Investors have requested an underwritten offering, the underwriter or underwriters shall be selected by such requesting Demand Holder after consultation with the Company and shall be approved by the Company, which approval shall not be unreasonably withheld or delayed. All Holders proposing to distribute Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw all its Registrable Securities by written notice to the Company, the managing underwriter and the other Holders participating in such registration. The securities so withdrawn shall also be withdrawn from registration; provided, however, that if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the Maximum Number of Securities), then the Company will, pursuant to Section 2(c) or 3(c) hereof, offer to all other Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities, or itself include securities for registration.

13. Subsidiary Public Offering. If, after an initial public offering of the capital stock of any of its subsidiaries, the Company distributes securities of such subsidiary to the equity holders of the Company, then the rights and obligations of the Company pursuant to this Agreement shall apply, mutatis mutandis, to such subsidiary, and the Company shall cause such subsidiary to comply with such subsidiary’s obligations under this Agreement.

14. Miscellaneous.

(a) Effective Time. This Agreement will become effective upon the issuance and sale of the shares of Class A Preferred Stock pursuant to the Purchase Agreement dated December 31, 2009.

(b) No Additional Duties to Provide Registration Rights. By their execution of this Agreement, each Holder agrees, and such Holder’s successors and assigns and each person to whom a Holder transfers Registrable Securities are deemed to agree, that the registration rights set forth in this Agreement are being provided in full satisfaction of the Company’s obligations to provide its stockholders with registration rights under the Company’s Fifth Amended and Restated LLC Agreement (the “LLC Agreement”) or under any other agreement between the Company and any Holder(s) entered into prior to the date hereof, and that the Company is not obligated under the LLC Agreement or such other agreement(s), if any, to provide any Holder or such Holder’s successors or assigns or transferee of Registrable Securities with additional or different registration rights.

(c) Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of the Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(d) Amendments and Waivers.

(i) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and such Ripplewood Investors and Thorne Investors who collectively own a majority of the Registrable Securities held by the Ripplewood Investors and Thorne Investors in the aggregate; provided, however, that if a particular amendment or waiver would adversely affect any particular Holder in a disproportionate manner as compared to any other Holder, then that amendment or waiver shall require the consent of such affected Holders.

(ii) No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(e) Notice Generally. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i) If to any Holder, at its last known address appearing on the books of the Company maintained for such purpose.

(ii) If to the Company, at

AC HoldCo Inc

1250 North Arlington Heights Rd.

Suite 500

Itasca, IL 60143

Attention: Margee Elias

Facsimile: (630) 647-1766

with a copy to:

Shearman & Sterling LLP

599 Lexington Ave.

New York, NY 10022

Attention:    Stephen Besen, Esq. (facsimile: (646) 848-8902)

                    Robert Evans III, Esq. (facsimile: (646) 848-8830)

or at such other address as may be substituted by notice given as herein provided.

(f) Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided. The registration rights of any Holder with respect to any Registrable Securities shall be transferred to any Person who is the transferee of such Registrable Securities prior to an IPO, and the registration rights of any Ripplewood Investor and any Thorne Investor with respect to any Registrable Securities shall be transferred to any Person who is the transferee of such Registrable Securities following an IPO; provided that, as a condition to the effectiveness of such assignment, such transferee shall be required to execute a counterpart of this Agreement. Upon such transferee’s execution of such counterpart, such transferee shall be deemed to be a Holder for all purposes of this Agreement and shall be entitled to the benefits of, and shall be subject to the restrictions contained in, this Agreement as a Holder hereunder to the same extent as if such transferee had originally been included in the definition of a Holder and had originally been a party hereto. All of the obligations of the Company hereunder shall survive any such transfer. Except as provided in Section 9, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

(g) Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

(h) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(i) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

(j) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement.

(k) Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

(l) Construction. Each party hereto acknowledges and agrees it has had the opportunity to draft, review and edit the language of this Agreement and that no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any dispute relating to, in connection with or involving this Agreement. Accordingly, the parties hereto hereby waive the benefit of any rule of law or any legal decision that would require, in cases of uncertainty, that the language of a contract should be interpreted most strongly against the party who drafted such language.

(m) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[Signature appears on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

AC HOLDCO INC.

By:	/s/ Reid E. Simpson
Name:	Reid E. Simpson
Title:	Executive Vice President and Chief Financial Officer

AC ACQUISITION I, LLC

By:	Ripplewood Partners II, L.P., as its sole member

	By:	Ripplewood Partners II G.P., L.P., as its general partner

		By:	RP II GP, LLC, as its general partner

		By:	/s/ Christopher Minnetian
		Name:	Christopher Minnetian
		Title:	Secretary

AC ACQUISITION II, LLC

By:	Ripplewood Partners II Parallel Fund, L.P., as its managing member

	By:	Ripplewood Partners II G.P., L.P., as its general partner

		By:	RP II GP, LLC, as its general partner

		By:	/s/ Christopher Minnetian
		Name:	Christopher Minnetian
		Title:	Secretary

THORNE AC AFFILIATES, LLC

By:	OTAC LLC, as its managing member

By:	/s/ Oakleigh Thorne
Name:	Oakleigh Thorne
Its:	Manager

THORNE AC AFFILIATES II, LLC

By:	OTAC LLC, as its managing member

By:	/s/ Oakleigh Thorne
Name:	Oakleigh Thorne
Its:	Manager

OAKLEIGH L. THORNE TRUST UNDER AGREEMENT FBO OAKLEIGH B. THORNE (the “Thorne Trust”)

By:	The Northern Trust Company, not individually but solely as co-trustee of the Thorne Trust

By:	/s/ Cathy Jennings
Name:	Cathy Jennings

By:	Oakleigh B. Thorne, its co-trustee

By:	/s/ Oakleigh B. Thorne
Oakleigh B. Thorne

OAKLEIGH L. THORNE TRUST UNDER AGREEMENT FBO CHARLOTTE T. BORDEAUX (the “Bordeaux Trust”)

By:	The Northern Trust Company, not individually but solely as co-trustee of the Thorne Trust

By:	/s/ Cathy Jennings
Name:	Cathy Jennings
Sr. Vice President

By:	Oakleigh B. Thorne, its co-trustee

By:	/s/ Oakleigh B. Thorne
By:	Oakleigh B. Thorne

OAKLEIGH L. THORNE TRUST UNDER AGREEMENT DATED 12/15/76

By:	Potter Palmer, its co-trustee

By:	/s/ Potter Palmer
Potter Palmer

By:	Oakleigh Thorne, its co-trustee

By:	/s/ Oakleigh Thorne
Oakleigh Thorne

By:	Felicitas S. Thorne, its co-trustee

By:	/s/ Felicitas S. Thorne
Felicitas S. Thorne

TRUST UNDER WILL OF OAKLEIGH L. THORNE FBO OAKLEIGH B. THORNE

By:	Oakleigh Thorne, its co-trustee

By:	/s/ Oakleigh Thorne
Oakleigh Thorne

By:	The Northern Trust Company, not individually but solely as co-trustee of the Thorne Trust

By:	/s/ Cathy Jennings
Name:	Cathy Jennings
Sr. Vice President

TRUST UNDER WILL OF OAKLEIGH L. THORNE FBO CHARLOTTE T. BORDEAUX

By:	Oakleigh Thorne, its co-trustee

By:	/s/ Oakleigh Thorne
Oakleigh Thorne

By:	The Northern Trust Company, not individually but solely as co-trustee of the Thorne Trust

By:	/s/ Cathy Jennings
Name:	Cathy Jennings
Sr. Vice President

OAKLEIGH THORNE GST TRUST III

By:	Jack W. Blumenstein, its co-trustee

By:	/s/ Jack W. Blumenstein
Jack W. Blumenstein

By:	Eliza T. Blue, its co-trustee

By:	/s/ Eliza T. Blue
Eliza T. Blue

OAKLEIGH B. THORNE 2009 3-YEAR ANNUITY TRUST

By:	Oakleigh Thorne, its trustee

By:	/s/ Oakleigh Thorne
Oakleigh Thorne

HONORE T. WAMSLER 2008 TRUST FBO BETTINA WAMSLER

By:	Northern Trust Fiduciary Services (Guernsey) Limited, not individually but solely as trustee

By:	/s/ Roderick Graham Keiller
Name:

By:

By:
Name:

IRENE W. BANNING TRUST CREATED UNDER THE HONORE T. WAMSLER SEPTEMBER 11, 1984 TRUST

By:	Oakleigh Thorne, its co-trustee

By:	/s/ Oakleigh Thorne
Oakleigh Thorne

By:	David W. Welles, its co-trustee

By:	/s/ David W. Welles
David W. Welles

By:	Karl Wamsler

By:
Karl Wamsler

CAROLINE A WAMSLER TRUST CREATED UNDER THE HONORE T. WAMSLER SEPTEMBER 11, 1984 TRUST

By:	Oakleigh Thorne, its co-trustee

By:	/s/ Oakleigh Thorne
Oakleigh Thorne

By:	David W. Welles, its co-trustee

By:	/s/ David W. Welles
David W. Welles

By:	Karl Wamsler

By:
Karl Wamsler

PAULINE W. JOERGER TRUST CREATED UNDER THE HONORE T. WAMSLER SEPTEMBER 11, 1984 TRUST

By:	Oakleigh B. Thorne, its co-trustee

By:	/s/ Oakleigh Thorne
Oakleigh Thorne

By:	David W. Welles, its co-trustee

By:	/s/ David W. Welles
David W. Welles

By:	Karl Wamsler

By:
Karl Wamsler

OAKLEIGH THORNE

By:	/s/ Oakleigh Thorne
Oakleigh Thorne

JONATHAN THORNE

By:	/s/ Jonathan Thorne
Jonathan Thorne

OAKLEIGH L. THORNE TRUST UNDER AGREEMENT FBO CHARLOTTE T. BORDEAUX (the “Bordeaux Trust”)

By:	The Northern Trust Company, not individually but solely as co-trustee of the Thorne Trust

By:	/s/ Cathy Jennings
Name:	Cathy Jennings
Sr. Vice President

By:	Oakleigh B. Thorne, its co-trustee

By:
Oakleigh B. Thorne

OAKLEIGH L. THORNE TRUST UNDER AGREEMENT DATED 12/15/76

By:	Potter Palmer, its co-trustee

By:
Potter Palmer

By:	Oakleigh Thorne, its co-trustee

By:
Oakleigh Thorne

By:	Felicitas S. Thorne, its co-trustee

By:
Felicitas S. Thorne

HOLDER:	Jonathan Thorne

By:	/s/ Jonathan Thorne
Name:	Jonathan Thorne
Title:

HOLDER:	Seth L. Pierrepont

By:	/s/ Seth L. Pierrepont
Name:
Title:

HOLDER:	Pierrepont Family

Investment Partnership LLP

By:	/s/ Seth L. Pierrepont
Name:	Seth L. Pierrepont
Title:	General Partner

HOLDER:	Michael Horgan

By:	/s/ Seth L. Pierrepont
Name:	Seth L. Pierrepont
Title:	Attorney-in-Fact

HOLDER:	Harbour Lights

Holding Company, Inc.

By:	/s/ John E. Smith
Name:	John E. Smith
Title:	CEO

HOLDER:	Jimmy Ray

By:	/s/ Jimmy Ray
Name:
Title:

HOLDER:	Trust u/w of C. Douglas Dillon

for Susan S. Dillon QTIP Trust

By:	/s/ Mark M. Collins, Jr.
Name:	Mark M. Collins, Jr.
Title:	Individual Trustee

HOLDER:	Dillon Illiquid Investments

Common Trust Fund, Dillon Trust Company

LLC, Trustee

By:	/s/ James J. Ruddy
Name:	James J. Ruddy
Title:	President

HOLDER:	Jonas C. T. Wang

By:	/s/ Jonas C. T. Wang
Name:
Title:

HOLDER:	David Lichtenstein

By:	/s/ David Lichtenstein
Name:
Title:

HOLDER:

By:	/s/ John R. Whitman
Name:	John R. Whitman
Title:

HOLDER:	Janet & Steven Mollenhauer

By:	/s/ Janet Mollenhauer / Fran G. Mollenhauer
Name:
Title:

HOLDER:

By:	/s/ Charles Blue
Name:	Charles Blue
Title:

HOLDER:	Peter Mundheim

By:	/s/ Peter Mundheim
Name:
Title:

HOLDER:	Chloe Mundheim

By:	/s/ Chloe Mundheim, as custodian
Name:
Title:

HOLDER:	Connor Mundheim

By:	/s/ Connor Mundheim, as custodian
Name:
Title:

HOLDER:	Robert Mundheim

By:	/s/ Robert Mundheim
Name:
Title:

HOLDER:

By:	/s/ Charles J. Moore
Name:	Charles J. Moore
Title:

HOLDER:	Moore Family Trust

By:	/s/ John W. Moore
Name:	John W. Moore
Title:	Trustee

HOLDER:	SKL Investment Group, LLC

By:	/s/ S L Grissom
Name:	S L Grissom
Title:	Administrative Officer

HOLDER:	Air to Ground, LLC

By:	/s/ S L Grissom
Name:	S L Grissom
Title:	Managing Member

HOLDER:	Medallion Aircell, LLC

By:	/s/ Nick J. Zieser
Name:	Nick J. Zieser
Title:	Manager

HOLDER:	PAC 3, LLC

By:	/s/ C C Townsend
Name:	Charles Townsend
Title:	PAC 3, LLC President

HOLDER:	David F. Gorter

By:	/s/ David F. Gorter
Name:	David F. Gorter
Title:

HOLDER:	Hardwick Partners

By:	/s/ Mary Gorterkrey
Name:	Mary Gorterkrey
Title:	President Green Bay Management General Partner

HOLDER:	Christopher Gorter Trust

David Gorter Trust

By:	/s/ David Gorter
Name:	David Gorter
Title:	Trustee

HOLDER:	Taylor Gorter Trustee

David Gorter Trust

By:	/s/ David Gorter
Name:	David Gorter
Title:	Trustee

HOLDER:

By:	/s/ Mark M. Collins, Jr.
Name:	Mark M. Collins, Jr.
Title:

HOLDER:	Richard T. Santulli

By:	/s/ Richard T. Santulli
Name:	Richard T. Santulli
Title:

HOLDER:

By:	/s/ David W. Wells
Name:	David W. Wells
Title:

HOLDER:	Daphne M. Butler

By:	/s/ Daphne M. Butler
Name:	Daphne M. Butler
Title:

HOLDER:	Thomas F. Frist, III

By:	/s/ Thomas F. Frist
Name:	Thomas F. Frist, III
Title:

HOLDER:	William R. Frist

By:	/s/ William R. Frist
Name:	William R. Frist
Title:

HOLDER:

By:	/s/ Palmer N. Murray
Name:	Palmer N. Murray
Title:

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